SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Thornburg Mortgage, Inc. (the “Company”) has entered into reverse repurchase agreements, a form of collateralized short-term borrowing, with various counterparties.

The Company received a letter from JPMorgan Chase Bank, N.A. (“JPMorgan”), dated February 28, 2008, after failing to meet a margin call of approximately $28 million. The letter states that an Event of Default as defined under that certain Master Repurchase Agreement, dated as of August 3, 2006, as amended on February 7, 2007 by and between the Company and JPMorgan (the “Agreement”) exists. The letter also notified the Company that JPMorgan will exercise its rights under the Agreement. The aggregate amount of proceeds lent to the Company under the Agreement was approximately $320 million.

The Company’s receipt of the notice of an event of default has triggered cross-defaults under all of the Company’s other reverse repurchase agreements and its secured loan agreements. The Company’s obligations under those agreements are material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 5, 2008	By:	/s/ Larry Goldstone
Larry Goldstone,
President and Chief Executive Officer